                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):            November 12, 1997


                            CARSON PIRIE SCOTT & CO.
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Illinois
 ------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


       0-22682                                          37-0175980
Commission File Number                      (IRS Employer Identification No.)



331 West Wisconsin Avenue, Milwaukee, Wisconsin                 53203
------------------------------------------------------------------------------
   (Address of principal executive offices)                   (Zip Code)


                                 (414) 347-4141
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                          Registrant's Telephone Number

Item 5.  Other Events.

     On November 12, 1997 Carson Pirie Scott & Co. (the "registrant") reported its third quarter and year to date financial results in a news release, a copy of which is attached as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c) Exhibits. The following exhibit is filed as part of this report:

               99.1    News release dated November 13, 1997.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 17, 1997

                                           CARSON PIRIE SCOTT & CO.



                                           By: /s/ Charles J. Hansen
                                               ---------------------------
                                              Name:   Charles J. Hansen
                                              Title:  Vice President,
                                                      General Counsel,
                                                      and Secretary

                                  EXHIBIT INDEX

            Exhibit
            Number                  Description

             99.1          News release dated November 13, 1997.

                                  EXHIBIT 99.1

Investors                                           Media
James L. Stoffel                                    Edward P. Carroll, Jr.
V.P. - Treasurer                                    Executive V.P. Marketing
(414) 278-5769                                      (414) 347-5340

FOR IMMEDIATE RELEASE                               THURSDAY, NOVEMBER 13, 1997

                CARSON PIRIE SCOTT & CO. THIRD QUARTER OPERATING
                    EARNINGS INCREASE 26% TO $0.39 PER SHARE

Milwaukee, Wisconsin, November 13, 1997 - Carson Pirie Scott & Co. (NYSE:CRP) today reported its third quarter and year to date financial results. Stanton J. Bluestone, Chairman and Chief Executive Officer of Carson Pirie Scott & Co., commented:

"I am pleased to report our tenth consecutive quarter of improvement in operating earnings per share. A combination of solid sales growth and diligent expense control generated the 26% operating EPS gain in the quarter."

"Our top line grew 5.8% in the quarter by virtue of a 4.0% comparable store sales gain and the continued solid performance from the new stores the Company added in 1996. Sales growth was restrained during September and early October due to unseasonably warm weather. However, sales rebounded strongly during the last three weeks of the quarter with the return to more seasonal temperatures."

"Nearly all merchandise categories contributed to our comparable store sales growth. Feminine Apparel continued its brisk sales trend with a 6% comparable store sales gain in the quarter and a 10% sales gain in the first nine months. In addition, the Men's apparel area performed well, particularly in the Better Sportswear categories. Shoes, Tabletop and Home Textiles also posted above average sales gains in the quarter."

"Our margin rate declined 0.8 percentage points in the quarter due to higher markdowns resulting from excess summer merchandise and a change in the mix of merchandise sold. Our expense rate improved 1.3 percentage points moving from 30.3% in 1996 to 29.0% in 1997 which more than offset the margin rate decline. The expense rate improvement resulted from productivity gains throughout the Company, the spreading of fixed expenses across a larger sales base and the absence of new store preopening charges in the current quarter. These operating improvements resulted in a 15% jump in EBITDA and a 26% operating EPS increase. Net income for the quarter improved to $5.4 million compared to a loss of $1.2 million in the prior year third quarter."

"The third quarter results were a continuation of our strong trend in 1997. Year-to-date total sales have increased 7.6% while comparable store sales have increased 4.4%. These strong sales results combined with diligent management of expenses have generated a 20% increase in EBITDA and a 31% increase in operating EPS."

The Company also announced on October 29, 1997 that it has entered into an Agreement and Plan of Merger with Proffitt's, Inc. (NYSE:PFT) The Company filed a Form 8-K with the Securities and Exchange Commission dated October 29, 1997 and encourages its shareholders to review these materials.

Carson Pirie Scott & Co., a major department store retailer, operates 52 traditional department stores and 4 furniture stores: 31 Carson Pirie Scott stores in greater Chicago, Indiana and Minnesota; 13 Bergner's in central Illinois; and 12 Boston Stores in Wisconsin.

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   CARSON PIRIE SCOTT & CO. AND SUBSIDIARIES
   Consolidated Statements of Operations
   (dollars in thousands, except per share amounts)
   -------------------------------------------------------------------------------------------------------------------------
                                         Three Months Ended           Nine Months Ended           Trailing Twelve Months
                                     --------------------------- ---------------------------- ------------------------------
                                     --------------------------- ---------------------------- ------------------------------
                                      November 1,   November 2,   November 1,    November 2,   November 1,    November 2,
                                         1997          1996           1997          1996           1997           1996
                                     --------------------------- ---------------------------- ------------------------------
   Net sales                            $281,740      $266,238       $783,639      $727,992     $1,158,472     $1,092,844
   Cost of sales                        (180,467)     (168,565)      (502,490)     (463,770)      (738,799)      (694,435)
   Selling, general and
      administrative expenses            (81,701)      (80,661)      (232,185)     (223,371)      (315,946)      (305,404)
   ------------------------------------------------------------------------------------------------------------------------
      EBITDA                              19,572        17,012         48,964        40,851        103,727         93,005
   ------------------------------------------------------------------------------------------------------------------------
   Depreciation and
      amortization expense                (4,966)       (4,057)       (15,017)      (12,120)       (18,418)       (14,697)
   Other                                      66          (321)           218          (456)           861            (65)
   Nonrecurring items                       (343)            0         (4,505)            0         (4,505)           904
   ------------------------------------------------------------------------------------------------------------------------
      Income from operations              14,329        12,634         29,660        28,275         81,665         79,147
   Nonrecurring items                     (1,415)      (10,525)        (1,415)        1,540         (1,415)        (5,295)
   Interest expense, net                  (3,929)       (4,072)       (12,247)      (11,207)       (16,950)       (16,203)
   ------------------------------------------------------------------------------------------------------------------------
   Income (loss) before taxes              8,985        (1,963)        15,998        18,608         63,300         57,649
   Income tax expense                     (3,558)          774         (6,335)       (7,331)       (25,104)       (22,945)
   ------------------------------------------------------------------------------------------------------------------------
      Net income (loss)                   $5,427       ($1,189)        $9,663       $11,277        $38,196        $34,704
   ------------------------------------------------------------------------------------------------------------------------
   Shares outstanding (in 000's)          16,447        16,578         16,468        16,720         16,478         16,724
   Net income (loss) per share:
      Operating                            $0.39         $0.31          $0.80         $0.61          $2.53          $2.23
      Primary                              $0.33        ($0.07)         $0.59         $0.67          $2.32          $2.08
      Fully diluted                        $0.33        ($0.07)         $0.58         $0.67          $2.31          $2.07


   Statistics:
      Same-store sales increase             4.0%          3.5%           4.4%          2.6%           3.4%           2.8%
      Gross margin rate                    35.9%         36.7%          35.9%         36.3%          36.2%          36.5%
      SG&A rate                           (29.0%)       (30.3%)        (29.6%)       (30.7%)        (27.3%)        (27.9%)
      EBITDA rate                           6.9%          6.4%           6.2%          5.6%           9.0%           8.5%

   ------------------------------------------------------------------------------------------------------------------------


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

The Company provided the following highlights for the third quarter results:

                                     1997 Third Quarter Results Summary            1996 Third Quarter Results Summary
                                 -------------------------------------------  ---------------------------------------------
                                 -------------------------------------------  ---------------------------------------------
                                    Net                   Net                    Net                    Net
($ in millions, except EPS)        Sales      EBITDA     Income      EPS        Sales      EBITDA      Income      EPS
---------------------------
                                 -------------------------------------------  ---------------------------------------------
Operating results (1)<F1>          $281.7     $19.6       $6.5      $0.39       $266.2      $17.0       $5.2      $0.31
Nonrecurring Item:
    County Seat Write-down           -          -          -          -           -           -        ($6.4)    ($0.38)
    Acquisition / legal costs        -          -        ($0.6)    ($0.04)        -           -          -          -
    Write-off of loan fees           -          -        ($0.3)    ($0.01)        -           -          -          -
    Year 2000 costs                  -          -        ($0.2)    ($0.01)        -           -          -          -
                                 -------------------------------------------  ---------------------------------------------
Total Company                      $281.7     $19.6       $5.4      $0.33       $266.2      $17.0      ($1.2)    ($0.07)
                                 ===========================================  =============================================

<F1>
(1)  Excludes nonrecurring items.

Sales: Sales increased 5.8% to $281.7 million in the third quarter of 1997 from the prior year's sales of $266.2 million. Sales rose 4.0% on a comparable store basis.

EBITDA: Earnings before interest, taxes, depreciation, amortization and other nonrecurring items ("EBITDA") increased 15% to $19.6 million in 1997 from $17.0 million in 1996. The EBITDA rate for the third quarter increased approximately 50 basis points from 6.4% in 1996 to 6.9% in 1997. The EBITDA rate improvement resulted primarily from productivity gains throughout the Company, the leveraging of fixed expenses across a larger sales base and the absence of store preopening costs in the current quarter.

Depreciation and amortization: The Company's depreciation and amortization expense increased from $4.1 million in 1996 to $5.0 million in 1997. The $0.9 million increase resulted from the higher fixed asset balances created through the Company's capital expenditure program and new store openings being added to an artificially low base due to fresh start accounting.

Interest Expense: Interest expense decreased to $3.9 million in 1997 from $4.1 million in 1996 as a result of lower average debt levels during the current year third quarter.

Earnings per share ("EPS") results: Net income excluding nonrecurring items increased $1.3 million in the quarter versus the prior year third quarter. The improved EBITDA performance was partially offset by higher depreciation charges. Operating EPS improved 26% from $0.31 to $0.39 per share. On a Total Company basis, EPS was $0.33 in 1997. The $0.06 difference versus operating EPS of $0.39 related to Year 2000 computer system preparation costs, acquisition / legal costs and the write-off of loan fees. The nonrecurring acquisition and legal costs relate to professional fees and expenses incurred by the Company to defend and ultimately settle its lawsuit with Elder Beerman. The Company reached the settlement in the third quarter, subject to bankruptcy court approval. In addition, during the third quarter the Company entered into an unsecured credit facility with lower fees and reduced covenants. The facility replaced an existing credit agreement that was secured by inventory.

Share Repurchase Program: During the third quarter, the Company repurchased 150,477 shares of its common stock for $5.7 million under a January 1997 $20 million share repurchase authorization. The Company repurchased 394,777 shares of its common stock for $13.1 million in the first nine months of 1997. The Company suspended its share repurchase program in conjunction with its announced merger with Proffitt's, Inc.

The Company provided the following highlights for its year to date financial results:

---------------------------------------------------------------------------------------------------------------------------
                                      1997 Year-to-Date Results Summary            1996 Year-to-Date Results Summary
                                  ------------------------------------------  ---------------------------------------------
                                  ------------------------------------------  ---------------------------------------------
                                     Net                  Net                    Net                    Net
($ in millions, except EPS)         Sales     EBITDA     Income      EPS        Sales      EBITDA      Income      EPS
---------------------------
                                  ------------------------------------------  ---------------------------------------------
Operating results (1)<F1>          $783.6     $49.0      $13.2      $0.80       $728.0      $40.9      $10.4      $0.61
Nonrecurring Items:
    Sale of marketable securities     -         -          -          -           -           -         $9.0      $0.54
    Charitable contribution           -         -          -          -           -           -        ($1.5)    ($0.09)
    Write-off of loan fees            -         -        ($0.3)    ($0.01)        -           -        ($0.2)    ($0.01)
    County Seat Write-Down            -         -          -          -           -           -        ($6.4)    ($0.38)
    Acquisition / legal costs         -         -        ($0.6)    ($0.04)        -           -          -          -
    Year 2000 costs                   -         -        ($2.7)    ($0.16)        -           -          -          -
                                  ------------------------------------------  ---------------------------------------------
Total Company                      $783.6     $49.0       $9.7      $0.59       $728.0      $40.9      $11.3      $0.67
                                  ==========================================  =============================================

<F1>
(1)  Excludes nonrecurring items.

Sales: Sales increased 7.6% to $783.6 million in the year-to-date of 1997 from the prior year's sales of $728.0 million. Sales rose 4.4% on a comparable store basis.

EBITDA: Earnings before interest, taxes, depreciation, amortization and other nonrecurring items ("EBITDA") increased 20% to $49.0 million in 1997 from $40.9 million in 1996. The EBITDA rate for the first nine months increased approximately 60 basis points from 5.6% in 1996 to 6.2% in 1997. The EBITDA rate improvement resulted primarily from productivity improvements, the leveraging of fixed expenses across a substantially larger sales base and the absence of store preopening costs in the current year.

Depreciation and amortization: The Company's depreciation and amortization expense increased from $12.1 million in 1996 to $15.0 million in 1997. The $2.9 million increase resulted from the higher fixed asset balances created through the Company's capital expenditure program and new store openings being added to an artificially low base due to fresh start accounting.

Interest Expense: Interest expense increased to $12.2 million in 1997 from $11.2 million in 1996. The increase occurred because the 1997 results do not include $1.0 million of interest income recorded in 1996 on an investment in County Seat Holdings, Inc. County Seat Holdings, Inc. filed for Chapter 11 bankruptcy protection in the third quarter of 1996 and the Company sold its investment in the first quarter of fiscal 1997.

Earnings per share ("EPS") results: Net income excluding nonrecurring items increased $2.8 million in the current year versus the prior year. The improved EBITDA performance was partially offset by higher depreciation and interest charges. Operating EPS improved 31% from $0.61 to $0.80 per share. On a Total Company basis, EPS was $0.59 in 1997. The $0.21 difference versus operating EPS of $0.80 related to Year 2000 computer system preparation costs which included a $3.1 million pre-tax write-down of the undepreciated asset value of a mainframe computer in conjunction with its lease termination, professional fees and expenses related to the Elder Beerman lawsuit, and the write-off of loan fees.

-----------------------------------------------------------------------------------------------------------------------------
   CARSON PIRIE SCOTT & CO. AND SUBSIDIARIES
   Consolidated Balance Sheets
   (dollars in thousands)

   =======================================================================================================================
                                                                                      November 1,          November 2,
                        Assets                                                            1997                 1996
   -----------------------------------------------------------------------------------------------------------------------

   -----------------------------------------------------------------------------------------------------------------------
        Cash and cash equivalents                                                $             20,920  $           20,103
        Receivables, net                                                                      250,835             237,364
        Inventories                                                                           264,813             255,658
        Other current assets                                                                   19,191              20,344
   -----------------------------------------------------------------------------------------------------------------------
   Total current assets                                                                       555,759             533,469
   -----------------------------------------------------------------------------------------------------------------------

   Property and equipment, net                                                                199,315             167,677
   Net deferred tax assets                                                                     37,201              41,199
   Other assets                                                                                 9,293              11,847
   -----------------------------------------------------------------------------------------------------------------------

                                                                                 $            801,568  $          754,192
   -----------------------------------------------------------------------------------------------------------------------

                      Liabilities and Shareholders' Equity
   -----------------------------------------------------------------------------------------------------------------------

        Current maturities of long-term debt                                     $              2,406  $            2,809
        Current portion of accounts receivable securitization                                  26,700                 -
        Accounts payable and accrued liabilities                                              198,106             202,569
   -----------------------------------------------------------------------------------------------------------------------

   Total current liabilities                                                                  227,212             205,378
   -----------------------------------------------------------------------------------------------------------------------

   Other liabilities                                                                           50,007              43,924
   Accounts receivable securitization                                                         125,000             142,788
   Long-term debt, less current maturities                                                     41,196              46,752
   -----------------------------------------------------------------------------------------------------------------------

   Total liabilities                                                                          443,415             438,842
   -----------------------------------------------------------------------------------------------------------------------

   Shareholders' equity:
        Common stock and paid-in-capital                                                      166,716             162,108
        Retained earnings                                                                     191,437             153,242
   -----------------------------------------------------------------------------------------------------------------------

   Total shareholders' equity                                                                 358,153             315,350
   -----------------------------------------------------------------------------------------------------------------------

                                                                                 $            801,568  $          754,192
   =======================================================================================================================
   =======================================================================================================================
        Net Debt / Capitalization                                                              32.7%                35.3%
        Net Debt / Capitalization  (excluding A/R Securitization)                               6.0%                 8.5%
   =======================================================================================================================